Exhibit 5.1

Letterhead of Digital Ally, Inc.

May 7, 2015

Digital Ally, Inc.

9705 Loiret Blvd.

Lenexa, KS 66219

Attn: Stanton E. Ross

  Chairman, President & CEO

Re: Registration Statement on Form S-3

Dear Mr. Ross:

At your request, I have examined the Registration Statement on Form S-3 (the “Registration Statement”), to be filed by Digital Ally, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below). The Registration Statement relates to the proposed offer, issuance and sale by the Company, from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (the “Prospectus Supplements”) of (a) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (b) the Company’s senior and subordinated debt securities (the “Debt Securities”), (c) warrants to purchase shares of the Company’s Common Stock (the “Warrants”), (d) rights to purchase shares of the Company’s Common Stock (the “Right”) or (e) units (the “Units”) consisting of Common Stock, Debt Securities, Warrants, Rights or any combination of the foregoing (the Common Stock, the Debt Securities, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities”). The maximum aggregate offering price of the Securities to be sold pursuant to the Registration Statement shall not exceed $25,000,000.

The Debt Securities are to be issued pursuant to a senior debt securities indenture (the “Senior Indenture”) and a subordinated debt securities indenture (the “Subordinated Indenture”), as applicable, forms of which will be filed as exhibits to the Registration Statement (the “Indentures”) and will be entered into, in each case, between the Company and a trustee to be identified (the “Trustee”). The Debt Securities will be issued as set forth in the Indentures to be filed as exhibits to the Registration Statement. Each indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”). The shares of Common Stock, the Debt Securities, Warrants, Rights and Units are to be sold pursuant to a purchase, underwriting, placement agency or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.

I have examined instruments, documents, certificates and records that I have deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to me as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) that a definitive purchase, underwriting, placement agency or similar agreement with respect to any Securities offered, and, with respect to the issuance of any Warrants or Rights, the applicable warrant or rights agreement relating thereto, will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption, or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; (ix) with respect to shares of Common Stock offered, that there will be sufficient shares of Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance; and (x) the legal capacity of all natural persons. As to all facts material to the opinions expressed herein I have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as I deem relevant, I am of the opinion that:

(1) With respect to shares of Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of the offering of such shares of Common Stock and related matters and (b) certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants or Rights to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

(2) With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the applicable Indenture.

(4) With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant, placement agency or similar agreement duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5) With respect to the Rights, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Rights and related matters and (b) the Rights have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant, placement agency or similar agreement duly authorized, executed and delivered by the Company and a rights agent and the certificates for the Rights have been duly executed and delivered by the Company and such rights agent, then the Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(6) With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Units and related matters and (b) the Units have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, unit, placement agency or similar agreement duly authorized, executed and delivered by the Company and the certificates for the Units have been duly executed and delivered in accordance with such purchase, underwriting, unit, placement agency or similar agreement, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

My opinion that any document or Security is a legal, valid and binding obligation of the Company is subject to:

(a) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b) limitations of rights to indemnification, exculpation and contribution that may be limited by applicable law or equitable principles; and

(c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

I express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and I express no opinion regarding severability provisions.

I express no opinion as to the laws of any other state or jurisdiction, other than the Federal laws of the United States of America, the laws of the State of Arizona as to the enforceability of the Debt Securities, and the Corporation Law of the State of Nevada (the “CLN”). I am not licensed to practice law in the State of Nevada and, accordingly, my opinions as to the CLN are based solely on a review of the official statutes of the State of Nevada and the reported judicial decisions interpreting such statutes and provisions.

The Company has informed me that it intends to issue Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws referred to above as in effect on the date hereof. I understand that prior to issuing any Securities pursuant to the Registration Statement (i) the Company will advise me in writing of the terms thereof and (ii) the Company will afford me an opportunity to review the documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and the Company will file such supplement or amendment to this opinion (if any) as I may advise it may be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, I do not admit that I am an “expert” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely yours,

/s/ Christian J. Hoffmann, III
Securities Counsel